EXHIBIT 99.1

ZYNGA ANNOUNCES FIRST QUARTER 2022 FINANCIAL RESULTS

Delivers Strong Quarterly Revenue and Bookings

Reports Highest Ever Q1 Advertising Revenue and Bookings

Continued Execution Across Multi-Year Growth Strategy

SAN FRANCISCO – May 9, 2022 – Zynga Inc. (NASDAQ: ZNGA) today released financial results for the first quarter ended March 31, 2022.

“We started off 2022 with a strong quarterly performance, achieving our highest ever Q1 advertising revenue and bookings led by our hyper-casual portfolio,” said Frank Gibeau, CEO of Zynga. “Through continued execution across all aspects of our multi-year growth strategy including live services, new game development and investments in our advertising platform, new markets and technologies, we are strengthening our position as a leading mobile-first, free-to-play live services company.”

First Quarter 2022 Financial Summary

$ in millions	Q1’22 Actuals	Q1’21 Actuals	Variance $ (Y/Y)	Variance % (Y/Y)

Revenue	$691	$680	$11	2%
Net release of (increase in) deferred revenue (1)	$(4)	$(39)	$36	(91%)
Bookings	$695	$720	$(25)	(3%)

Net income (loss)	$(25)	$(23)	$(2)	7%
Adjusted EBITDA (2)	$144	$123	$21	17%

Note: Certain measures as presented differ due to the impact of rounding.

(1)

For clarity, a net release of deferred revenue results in revenue being higher than bookings and is a positive impact to Adjusted EBITDA as reported; a net increase in deferred revenue results in revenue being lower than bookings and is a negative impact to Adjusted EBITDA as reported.

(2)	Adjusted EBITDA includes the net release of (increase in) deferred revenue.

•

Revenue & Bookings: In Q1, we achieved revenue of $691 million, up 2% year-over-year, and quarterly bookings of $695 million, down 3% year-over-year. Online game or user pay revenue was $538 million, down 3% year-over-year, and user pay bookings were $528 million, down 11% year-over-year. Advertising & other revenue was a Q1 record of $154 million, up 24% year-over-year, and advertising & other bookings reached its highest Q1 performance of $167 million, up 35% year-over-year.

•

Audience Metrics: Average mobile daily active users (DAUs) were 40 million, up 3% year-over-year, and average mobile monthly active users (MAUs) were 209 million, up 27% year-over-year. Mobile average bookings per mobile DAU (ABPU) of $0.190 were down 6% year-over-year.

•

Costs & Expenses: Cost of revenue was $252 million or 36% of revenue, compared to 38% of revenue in the year-ago quarter. Non-GAAP cost of revenue was $185 million or 27% of bookings, down from 29% of bookings in the year-ago quarter. GAAP operating expenses were $424 million, representing 61% of revenue and an improvement from 62% in the year-ago quarter. Non-GAAP operating expenses of $364 million represented 52% of bookings, versus 49% in the year-ago quarter.

•

Profitability & Cash Flow: Net loss was $25 million, compared to a net loss of $23 million in the year-ago quarter, and Adjusted EBITDA was $144 million, up $21 million year-over-year. We had an operating cash outflow of $203 million versus a cash outflow of $164 million in the prior year quarter. In the quarter, we completed the final earn out payments related to the acquisitions of Small Giant Games and Rollic, totaling $265 million.

Due to the pending transaction with Take-Two Interactive Software, Inc. (“Take-Two”) announced on January 10, 2022, Zynga is not hosting a conference call or providing forward guidance in connection with the release of its quarterly results.

Additional information regarding the pending transaction with Take-Two is provided in a registration statement on Form S-4 filed by Take-Two with the U.S. Securities and Exchange Commission (the “SEC”) in connection with the transaction, which includes a joint proxy statement/prospectus of Zynga and Take-Two, and all other relevant documents filed with the SEC. The registration statement was declared effective on April 7, 2022 and the definitive joint proxy statement/prospectus was sent to Zynga and Take-Two stockholders.

About Zynga Inc.

Zynga is a global leader in interactive entertainment with a mission to connect the world through games. With massive global reach in more than 175 countries and regions, Zynga has a diverse portfolio of popular game franchises that have been downloaded more than four billion times on mobile including CSR Racing™, Empires & Puzzles™, FarmVille™, Golf Rival™, Hair Challenge™, Harry Potter: Puzzles & Spells™, High Heels!™, Merge Dragons!™, Merge Magic!™, Toon Blast™, Toy Blast™, Words With Friends™ and Zynga Poker™. With Chartboost, a leading mobile advertising and monetization platform, Zynga is an industry-leading next-generation platform with the ability to optimize programmatic advertising and yields at scale. Founded in 2007, Zynga is headquartered in California with locations in North America, Europe and Asia. For more information, visit www.zynga.com or follow Zynga on Twitter, Instagram, Facebook or the Zynga blog.

Contacts

Investor Relations:

Investors@zynga.com

Media Relations:

Kenny Johnston

Press@zynga.com

Key Operating Metrics

We manage our business by tracking several operating metrics: “Mobile DAUs,” which measure daily active users of our mobile games, “Mobile MAUs,” which measure monthly active users of our mobile games, and “Mobile ABPU,” which measures our average daily mobile bookings per average Mobile DAU, each of which is recorded and estimated by our internal analytics systems. We determine these operating metrics by using internal company data based on tracking of user account activity. We also use information provided by third parties, including third party network logins provided by platform providers, to help us track whether a player logged in under two or more different user accounts is the same individual. Overall, we believe that the amounts are reasonable estimates of our user base for the applicable period of measurement and that the methodologies we employ and update from time-to-time are reasonably based on our efforts to identify trends in player behavior. However, factors relating to user activity and systems and our ability to identify and detect attempts to replicate legitimate player activity may impact these numbers.

Mobile DAUs. We define Mobile DAUs as the number of individuals who played one of our mobile games during a particular day. Average Mobile DAUs for a particular period is the average of the Mobile DAUs for each day during that period. Under this metric, an individual who plays two different mobile games on the same day is counted as two DAUs. We use information provided by third parties to help us identify individuals who play the same game to reduce this duplication. However, we do not have the third party network login data to link an individual who has played under multiple user accounts for our hyper-casual games (which includes the games acquired from Rollic in October 2020), mobile messenger games (prior to the third quarter of 2021), Puzzle Combat, Merge Magic! and games acquired from Gram Games in May 2018, Small Giant in January 2019, Peak in July 2020 and StarLark in October 2021, and accordingly, actual Mobile DAUs may be lower than reported due to the potential duplication of these individuals. We use Mobile DAUs as a measure of audience engagement.

Mobile MAUs. We define Mobile MAUs as the number of individuals who played one of our mobile games in the 30-day period ending with the measurement date. Average Mobile MAUs for a particular period is the average of the Mobile MAUs at each month-end during that period. Under this metric, an individual who plays two different mobile games in the same 30-day period is counted as two Mobile MAUs. We use information provided by third parties to help us identify individuals who play the same game to reduce this duplication. However, we do not have the third party network login data to link an individual who has played under multiple user accounts for our hyper-casual games (which includes the games acquired from Rollic in October 2020), mobile messenger games (prior to the third quarter of 2021), Puzzle Combat, Merge Magic! and games acquired from Gram Games in May 2018, Small Giant in January 2019, Peak in July 2020 and StarLark in October 2021, and accordingly, actual Mobile MAUs may be lower than reported due to the potential duplication of these individuals. We use Mobile MAUs as a measure of total game audience size.

Mobile ABPU. We define Mobile ABPU as our total mobile bookings in a given period, divided by the number of days in that period, divided by the average Mobile DAUs during the period. We believe that Mobile ABPU provides useful information to investors and others in understanding and evaluating our results in the same manner as management. We use Mobile ABPU as a measure of overall monetization across all of our players through the sale of virtual items and advertising.

Our business model around our social games is designed so that, as more players play our games, social interactions increase and the more valuable our games and our business become. All engaged players of our games help drive our bookings and, consequently, both online game revenue and advertising revenue. Virtual items are purchased by players who are socializing with, competing against or collaborating with other players, most of whom do not buy virtual items. Accordingly, we primarily focus on Mobile DAUs, Mobile MAUs and Mobile ABPU, which we believe collectively best reflect key audience metrics.

Non-GAAP Financial Measures

We have provided in this press release certain non-GAAP financial measures to supplement our consolidated financial statements prepared in accordance with U.S. GAAP (our “GAAP financial statements”). Management uses non-GAAP financial measures internally in analyzing our financial results to assess operational performance and liquidity. Our non-GAAP financial measures may be different from non-GAAP financial measures used by other companies.

The presentation of our non-GAAP financial measures is not intended to be considered in isolation or as a substitute for, or superior to, our GAAP financial statements. We believe that both management and investors benefit from referring to our non-GAAP financial measures in assessing our performance and when planning, forecasting and analyzing future periods. We believe our non-GAAP financial measures are useful to investors because they allow for greater transparency with respect to key financial measures we use in making operating decisions and because our investors and analysts use them to help assess the health of our business.

We have provided reconciliations of our non-GAAP financial measures used in this press release to the most directly comparable GAAP financial measures in the following tables. Because of the following limitations of our non-GAAP financial measures, you should consider the non-GAAP financial measures presented in this press release with our GAAP financial statements.

Key limitations of our non-GAAP financial measures include:

•

Bookings does not reflect that we defer and recognize online game revenue and revenue from certain advertising transactions over the estimated average playing period of payers for durable virtual items or as consumed for consumable virtual items; bookings also includes other adjustments, if applicable;

•

Adjusted EBITDA does not include the impact of stock-based compensation expense, acquisition-related transaction expenses, contingent consideration adjustments, legal settlements and related legal expense, and expenses incurred from vacated leases (which includes impairment charges recognized);

•

Adjusted EBITDA does not reflect provisions for or benefits from income taxes and does not include other income (expense) net, which includes foreign exchange and asset disposition gains and losses, interest expense and interest income;

•

Adjusted EBITDA excludes depreciation and amortization of tangible and intangible assets. Although depreciation and amortization are non-cash charges, the assets being depreciated or amortized may have to be replaced in the future;

•	Free cash flow is derived from net cash provided by operating activities less cash spent on capital expenditures; and
•

Non-GAAP Cost of Revenue and Non-GAAP Operating Expenses do not include the impact of amortization of intangible assets from acquisitions, contingent consideration adjustments, acquisition-related transaction expenses, legal settlements and related legal expense, expenses incurred from vacated leases or stock-based compensation expense.

ZYNGA INC.

CONSOLIDATED BALANCE SHEETS

(In millions, unaudited)

	March 31,	December 31,
	2022	2021
Assets
Current assets:
Cash and cash equivalents	$826.0	$984.0
Short-term investments	10.5	169.0
Accounts receivable, net of allowance of $0.9 at March 31, 2022 and December 31, 2021	233.4	242.5
Restricted cash	81.0	161.0
Prepaid expenses	68.4	56.7
Other current assets	47.4	35.4
Total current assets	1,266.7	1,648.6
Goodwill	3,586.8	3,601.1
Intangible assets, net	834.8	900.5
Property and equipment, net	36.6	30.3
Right-of-use assets	84.1	86.4
Restricted cash	0.2	40.2
Prepaid expenses	18.9	25.0
Other non-current assets	31.9	26.8
Total assets	$5,860.0	$6,358.9
Liabilities and stockholders’ equity
Current liabilities:
Accounts payable	$48.4	$95.6
Income tax payable	30.9	52.2
Deferred revenue	746.4	748.1
Operating lease liabilities	17.9	17.1
Other current liabilities	284.0	650.4
Total current liabilities	1,127.6	1,563.4
Convertible senior notes, net	1,542.1	1,343.8
Deferred revenue	0.3	0.3
Deferred tax liabilities, net	84.6	93.8
Non-current operating lease liabilities	131.6	133.4
Other non-current liabilities	67.7	112.3
Total liabilities	2,953.9	3,247.0
Stockholders’ equity:
Common stock and additional paid-in capital	5,398.6	5,625.0
Accumulated other comprehensive income (loss)	(138.3)	(107.1)
Accumulated deficit	(2,354.2)	(2,406.0)
Total stockholders’ equity	2,906.1	3,111.9
Total liabilities and stockholders’ equity	$5,860.0	$6,358.9

ZYNGA INC.

CONSOLIDATED STATEMENTS OF OPERATIONS

(In millions, except per share data, unaudited)

	Three Months Ended
	March 31, 2022	December 31, 2021	March 31, 2021
Revenue:
Online game	$537.7	$534.0	$557.0
Advertising and other	153.5	161.4	123.3
Total revenue	691.2	695.4	680.3
Costs and expenses:
Cost of revenue	252.2	260.1	260.7
Research and development	112.4	151.9	140.7
Sales and marketing	251.1	245.6	248.7
General and administrative	60.5	39.1	35.7
Total costs and expenses	676.2	696.7	685.8
Income (loss) from operations	15.0	(1.3)	(5.5)
Interest income	0.9	1.4	1.7
Interest expense	(3.1)	(15.0)	(14.7)
Other income (expense), net	(15.7)	(10.2)	8.9
Income (loss) before income taxes	(2.9)	(25.1)	(9.6)
Provision for (benefit from) income taxes	21.6	42.1	13.4
Net income (loss)	$(24.5)	$(67.2)	$(23.0)

Net income (loss) per share attributable to common stockholders:
Basic	$(0.02)	$(0.06)	$(0.02)
Diluted	$(0.02)	$(0.06)	$(0.02)

Weighted-average common shares used to compute net income (loss) per share attributable to common stockholders:
Basic	1,133.2	1,124.9	1,084.4
Diluted	1,133.2	1,124.9	1,084.4

Stock-based compensation expense included in the above line items:
Cost of revenue	$0.7	$0.8	$0.6
Research and development	31.0	27.7	24.3
Sales and marketing	4.8	4.8	3.9
General and administrative	8.5	8.9	8.4
Total stock-based compensation expense	$45.0	$42.2	$37.2

ZYNGA INC.

CONSOLIDATED STATEMENTS OF CASH FLOWS

(In millions, unaudited)

	Three Months Ended
	March 31, 2022	December 31, 2021	March 31, 2021
Cash flows from operating activities:
Net income (loss)	$(24.5)	$(67.2)	$(23.0)
Adjustments to reconcile net income (loss) to net cash provided by (used in) operating activities:
Depreciation and amortization	69.2	68.2	56.5
Stock-based compensation expense	45.0	42.3	37.2
(Gain) loss from derivatives, sale of investments and other assets and foreign currency, net	26.6	18.3	(9.0)
Noncash lease expense	3.9	4.0	4.2
Noncash interest expense	1.6	13.7	13.2
Change in deferred income taxes and other	(9.3)	(6.9)	(15.2)
Changes in operating assets and liabilities:
Accounts receivable, net	8.2	(33.5)	(59.5)
Prepaid expenses and other assets	(19.2)	(3.1)	(2.0)
Accounts payable	(46.3)	45.0	(18.8)
Deferred revenue	4.3	22.1	40.4
Income tax payable	(30.0)	(20.4)	5.9
Operating lease and other liabilities	(232.2)	75.6	(193.6)
Net cash provided by (used in) operating activities	(202.7)	158.1	(163.7)
Cash flows from investing activities:
Purchases of investments	(2.2)	(1.5)	(537.2)
Maturities of investments	84.8	83.5	83.9
Sales of investments	74.0	—	—
Acquisition of property and equipment	(10.3)	(5.7)	(1.7)
Business combinations, net of cash acquired	(12.6)	(286.1)	(19.6)
Release of restricted cash escrow from business combinations	(120.0)	—	—
Asset acquisitions of intangible assets	(1.0)	—	(0.9)
Other investing activities, net	(20.4)	(8.0)	(0.3)
Net cash provided by (used in) investing activities	(7.7)	(217.8)	(475.8)
Cash flows from financing activities:
Debt issuance costs paid	—	—	(0.9)
Taxes paid related to net share settlement of stockholders' equity awards	(5.7)	(2.5)	(8.2)
Proceeds from issuance of common stock	7.3	18.3	10.5
Acquisition-related contingent consideration payments	(56.6)	—	(25.1)
Net cash provided by (used in) financing activities	(55.0)	15.8	(23.7)

Effect of exchange rate changes on cash, cash equivalents and restricted cash	(12.6)	(19.3)	(1.7)

Net change in cash, cash equivalents and restricted cash	(278.0)	(63.2)	(664.9)
Cash, cash equivalents and restricted cash, beginning of period	1,185.2	1,248.4	1,500.4
Cash, cash equivalents and restricted cash, end of period	$907.2	$1,185.2	$835.5

ZYNGA INC.

RECONCILIATION OF GAAP TO NON-GAAP RESULTS

(In millions, unaudited)

	Three Months Ended
	March 31, 2022	December 31, 2021	March 31, 2021
Reconciliation of Revenue to Bookings: Total
Revenue	$691.2	$695.4	$680.3
Change in deferred revenue	3.7	21.2	39.2
Other bookings adjustments	—	10.0	—
Bookings	$694.9	$726.6	$719.5

Reconciliation of Revenue to Bookings: Mobile
Revenue	$672.2	$673.9	$660.7
Change in deferred revenue	3.8	21.1	38.9
Bookings	$676.0	$695.0	$699.6

Reconciliation of Revenue to Bookings: Online Game
Revenue	$537.7	$534.0	$557.0
Change in deferred revenue	(9.4)	21.2	39.3
Bookings	$528.3	$555.2	$596.3

Reconciliation of Revenue to Bookings: Advertising & Other
Revenue	$153.5	$161.4	$123.3
Change in deferred revenue	13.0	0.1	(0.1)
Other bookings adjustments	—	10.0	—
Bookings	$166.5	$171.5	$123.2

Reconciliation of Net Income (Loss) to Adjusted EBITDA
Net income (loss)	$(24.5)	$(67.2)	$(23.0)
Provision for (benefit from) income taxes	21.6	42.1	13.4
Other expense (income), net	15.7	10.2	(8.9)
Interest income	(0.9)	(1.4)	(1.7)
Interest expense	3.1	15.0	14.7
Depreciation and amortization	68.7	67.6	56.5
Acquisition-related transaction expenses	12.5	4.6	1.5
Contingent consideration adjustments	(13.7)	28.9	33.4
(Gain) loss on legal settlements and related legal expense	12.0	—	—
Expenses incurred from vacated lease(1)	4.9	4.6	—
Stock-based compensation expense	45.0	42.2	37.2
Adjusted EBITDA	$144.4	$146.6	$123.1

Reconciliation of GAAP Operating Expense to Non-GAAP Operating Expense
GAAP operating expense	$424.0	$436.6	$425.1
Acquisition-related transaction expenses	(12.5)	(4.6)	(1.5)
Contingent consideration adjustments	13.7	(28.9)	(33.4)
Gain (loss) on legal settlements and related legal expense	(12.0)	—	—
Expenses incurred from vacated lease(1)	(4.9)	(4.6)	—
Stock-based compensation expense	(44.3)	(41.4)	(36.6)
Non-GAAP operating expense	$364.0	$357.1	$353.6

Reconciliation of Cash Provided by Operating Activities to Free Cash Flow
Net cash provided by (used in) operating activities	$(202.7)	$158.1	$(163.7)
Acquisition of property and equipment	(10.3)	(5.7)	(1.7)
Free cash flow	$(213.0)	$152.4	$(165.4)
(1)	Amount includes impairment charges (if applicable), rent and other expenses (including depreciation) associated with our impaired office buildings.

ZYNGA INC.

RECONCILIATION OF GAAP TO NON-GAAP COSTS AND EXPENSES

(In millions, unaudited)

	Three Months Ended March 31, 2022
	GAAP measure	Amortization of intangible assets from acquisitions	Contingent consideration adjustments	Acquisition-related expenses	Gain (loss) on legal settlements and related legal expense	Expenses incurred from vacated lease	Stock-based compensation expense	Non-GAAP measure
Cost of revenue	252.2	(66.1)	—	—	—	—	(0.7)	185.4
Operating expenses
Research and development	112.4	—	13.7	(1.3)	—	—	(31.0)	93.8
Sales and marketing	251.1	—	—	(0.1)	—	—	(4.8)	246.2
General and administrative	60.5	—	—	(11.1)	(12.0)	(4.9)	(8.5)	24.0
Total operating expenses	424.0	—	13.7	(12.5)	(12.0)	(4.9)	(44.3)	364.0
Total costs and expenses	$676.2	$(66.1)	$13.7	$(12.5)	$(12.0)	$(4.9)	$(45.0)	$549.4

	Three Months Ended March 31, 2021
	GAAP measure	Amortization of intangible assets from acquisitions	Contingent consideration adjustments	Acquisition-related expenses	Gain (loss) on legal settlements and related legal expense	Expenses incurred from vacated lease	Stock-based compensation expense	Non-GAAP measure
Cost of revenue	260.7	(52.8)	—	—	—	—	(0.6)	207.3
Operating expenses
Research and development	140.7	—	(33.4)	—	—	—	(24.3)	83.0
Sales and marketing	248.7	—	—	—	—	—	(3.9)	244.8
General and administrative	35.7	—	—	(1.5)	—	—	(8.4)	25.8
Total operating expenses	425.1	—	(33.4)	(1.5)	—	—	(36.6)	353.6
Total costs and expenses	$685.8	$(52.8)	$(33.4)	$(1.5)	$—	$—	$(37.2)	$560.9